SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007
United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)
(304) 424-8800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On April 25, 2007, United Bankshares, Inc. (“United”) announced its preliminary earnings per share for the first quarter of 2007. In addition, United announced plans to issue its full first quarter earnings press release on May 1, 2007. This quarterly earnings announcement is later than usual due to the additional time United needed to analyze the potential early adoption of Statement of Financial Accounting Standards No. 159 (SFAS No. 159), “The Fair Value Option for Financial Assets and Financial Liabilities” issued by the Financial Accounting Standards Board (FASB). After much analysis and discussion, United decided not to early adopt the provisions of SFAS No. 159.
     A copy of the press release is attached as Exhibit 99.1 to this report. The press release is being furnished under Item 2.02 of this Form 8-K.
Item 9.01. Financial Statements and Exhibits
     (c) The following exhibits are being furnished herewith:
          99.1 Press Release, dated April 25, 2007, issued by United Bankshares, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.
Date: April 25, 2007	By:	/s/ Steven E. Wilson
Steven E. Wilson, Executive Vice President,
Treasurer, Secretary and Chief Financial Officer